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                                                                      Exhibit 11

                                  [Lincoln Financial Group(R) Lincoln Life LOGO]

John R. Reizian, Esquire
2nd  Vice President and Associate General Counsel
The Lincoln National Life Insurance Company
Hartford, CT 06103
Telephone: (860) 466-1539
Facsimile: (860) 466-1778
John.Reizian@LFG.com

November 10, 2008

U.S. Securities and Exchange Commission
Division of Investment Mangement
Office of Insurance Products Mail Stop 5-6
450 Fifth Street, NW
Washington, DC 20549-0506

Re:  Lincoln Life Flexible Premium Variable Life Account M
     The Lincoln National Life Insurance Company
     File Nos. 333-146-146507 and 811-08557
     Post-Effective Amendment No. 1
     Lincoln AssetEdge(SM) VUL

Dear Sir or Madam:

As 2nd Vice President and Associate General Counsel of The Lincoln National Life Insurance Company ("Company"), I am familiar with the actions of the Board of Directors of the Company establishing the Account and its method of operation and authorizing the filing of a Registration Statement under the Securities Act of 1933 (and amendments thereto) for the securities to be issued by the Account and the Investment Company Act of 1940 for the Account itself.

In the course of preparing this opinion, I have reviewed the Certificate of Incorporation and the By-Laws of the Company, the Board actions with respect to the Account, and such other matters as I deemed necessary or appropriate. Based on such review, I am of the opinion that the variable life insurance policies (and interests therein) which are the subject of the Registration Statement under the Securities Act of 1933, as amended, for the Account will, when issued, be legally issued and will represent binding obligations of the Company, the depositor for the Account.

I further consent to the use of this opinion as an Exhibit to this Post-Effective Amendment No. 1 to the Registration Statement and to the reference to me under the heading "Experts" in said Registration Statement, as amended.

Very truly yours,


/s/ John L. Reizian
------------------------------------------------
John L. Reizian
2nd Vice President and Associate General Counsel